                                                                Exhibit 99.7

[AT&T LOGO]             117TH ANNUAL MEETING OF SHAREHOLDERS    ADMISSION TICKET
                        Date, Time, Venue                       Please present
AT&T Corp.              (To Be Determined)                      this ticket for
c/o Proxy Services                                              admittance of
P.O. Box 9398                                                   shareholder(s)
Boston, MA 02205                                                named below.


VOTE BY TELEPHONE OR INTERNET

Your telephone or Internet vote authorizes the Proxy Committee to vote your shares in the same manner as if you marked, signed, and returned your proxy card. FOR TELEPHONE OR INTERNET VOTING, YOU WILL NEED TO ENTER YOUR INDIVIDUAL 9-DIGIT CONTROL NUMBER LOCATED ABOVE YOUR NAME AND ADDRESS IN THE LOWER LEFT SECTION OF THE CARD.

TELEPHONE:  CALL 1-800-273-1174 from any touch-tone telephone...ANYTIME.
            - To vote as your Board of Directors recommends on ALL items...PRESS 1.
            - If you prefer to vote on each of the 12 items separately.....PRESS 0.

ITEM 1:     To vote FOR ALL nominees...PRESS 1; to WITHHOLD FROM ALL nominees...PRESS 9;
            to WITHHOLD FROM AN INDIVIDUAL nominee...PRESS 0.

            NOMINEES: (01) C.M. Armstrong, (02) J.M. Cook, (03) K.T. Derr, (04) D.W.
            Dorman, (05) M.K. Eickhoff, (06) G.M.C. Fisher, (07) F.C. Herringer, (08)
            A.B. Hostetter, Jr., (09) S.A. Jackson, (10) D.F. McHenry, (11) C.H. Noski,
            (12) L.A. Simpson, (13) M.I. Sovern, (14) S.I. Weill, and (15) T.L. White.

ITEMS 2-12: To vote FOR...PRESS 1; to vote AGAINST...PRESS 9; to ABSTAIN...PRESS 0.

INTERNET:   THE WEBSITE IS HTTP://ATT.PROXYVOTING.COM/

SIGN UP FOR ELECTRONIC ACCESS TO PROXY MATERIALS

For your convenience, AT&T is providing shareholders with an opportunity to electronically access, view, and download the AT&T Annual Report and Proxy Statement via the AT&T Investor Relations Website at http://www.att.com/ir. With this fast and easy electronic access feature, shareholders will no longer receive paper copies of these documents. To sign up for Electronic Access, please mark the Electronic Access Box below, or follow the instructions provided when you vote by telephone or Internet.



      DETACH CARD IF MAILING. IF YOU HAVE VOTED BY TELEPHONE OR INTERNET,
                         DO NOT RETURN YOUR PROXY CARD.
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[X] PLEASE MARK                                                            ____
    VOTES AS IN                                                                |
    THIS EXAMPLE.                                                              |

    Your Directors recommend a vote "FOR" items 1, 2, 3, 4, 5, 6, and 7 ...
                    and "AGAINST" items 8, 9, 10, 11, and 12.

                          WITHHOLD                         FOR AGAINST ABSTAIN                        FOR AGAINST ABSTAIN
                FOR ALL   FROM ALL    4. Approve the                             8. Amend Equal
                NOMINEES  NOMINEES       Consumer Services                          Opportunity
1. Election of                           Group Tracking                             Statement         [ ]   [ ]     [ ]
   Directors      [ ]       [ ]          Stock             [ ]   [ ]     [ ]
   For all nominees EXCEPT as noted                                              9. Employee Pension
   below:                             5. Approve the                                Plan              [ ]   [ ]     [ ]
                                         Consumer Services
   --------------------------------      Incentive Plan    [ ]   [ ]     [ ]    10. Future
                                                                                    Restructuring
                FOR AGAINST ABSTAIN   6. Approve the                                Matters           [ ]   [ ]     [ ]
2. Ratification                          Employee Stock
   of Auditors  [ ]   [ ]     [ ]        Purchase Plan     [ ]   [ ]     [ ]    11. Severance
                                                                                    Contracts         [ ]   [ ]     [ ]
3. Approve the                        7. Approve the
   Merger                                Reverse Stock                          12. Executive
   Agreement    [ ]   [ ]     [ ]        Split             [ ]   [ ]     [ ]        Compensation      [ ]   [ ]     [ ]

     __                                  __
     |                                     |

                                                             Electronic      [ ]
                                                             Access
                                                             (I PREFER TO ACCESS
                                                             THE ANNUAL REPORT
                                                             AND PROXY STATEMENT
                                                             ELECTRONICALLY).

                                                             I/We plan to    [ ]
                                                             attend the
                                                             Annual Meeting.

Signature(s): ____________________________________________ Date __________, 2002
  Please sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the annual meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the annual meeting and decide to vote by ballot, such vote will supersede this proxy.

[AT&T Logo]                   ANNUAL MEETING AGENDA

                A.M.  Doors Open


                      Welcome and Introductions, Notice of Meeting, Chairman's Remarks, Voting Procedure, Election of Directors, Ratification of Auditors, Directors' Proposals,

                      Shareholder Proposals, Preliminary Voting Results, General Discussion, and Adjournment
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                 NOTICE OF ANNUAL MEETING OF AT&T SHAREHOLDERS
                          TO BE HELD ON        , 2002


     The 117th annual meeting of shareholders of AT&T Corp. will be held at
        a.m., local time, on        , 2002 at                 for the following
     purposes:

     *    to elect directors for the ensuing year;

     * to ratify the appointment of auditors to examine AT&T's accounts for the year 2002;

     * to approve and adopt the merger agreement by and among AT&T Corp., AT&T Broadband Corp., Comcast Corporation, and the other parties thereto, whereby AT&T Broadband, a new holding company that consists of our broadband businesses, will be spun off and combined with Comcast in a new Pennsylvania corporation called "AT&T Comcast Corporation," and the transactions contemplated by the merger agreement, including the AT&T Broadband spin-off;

     * to approve and adopt an amendment to AT&T's charter to authorize the creation of AT&T Consumer Services Group tracking stock;

     * to approve a new incentive plan to enable AT&T to grant incentive awards based on shares of AT&T Consumer Services Group tracking stock to officers and employees of AT&T and its subsidiaries;

     * to approve an amendment to AT&T's employee stock purchase plan to permit the issuance of AT&T Consumer Services Group tracking stock under the plan;


     * to approve an amendment to AT&T's charter to effect a one-for-five reverse stock split of AT&T common stock at the discretion of the AT&T Board; and






     * to act upon such other matters, including the shareholder proposals set forth in the proxy statement/prospectus starting on page XIV-16, as may properly come before the AT&T annual meeting or any adjournment or postponement thereof.


     We describe these items of business more fully in the proxy statement/prospectus.

     Only holders of record of AT&T common stock at the close of business on
            , 2002 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Marilyn J. Wasser
                                        ----------------------------------
                                        Marilyn J. Wasser
                                        Vice President -- Law and Secretary


     IMPORTANT NOTICE: If you attend the meeting you may be asked to present valid government-issued photo identification, such as a driver's license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted, and attendees will be subject to security inspections.

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                                   AT&T CORP.                        [AT&T LOGO]
               32 AVENUE OF THE AMERICAS, NEW YORK, NY 10013-2412

                      THIS PROXY IS SOLICITED ON BEHALF OF
      THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON (TO BE DETERMINED)

P    ---------------------------------------------------------------------------

R
     The undersigned hereby appoints C.M. Armstrong, C.H. Noski, and M.I.
O Sovern, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote
X    all shares of the undersigned in AT&T Corp. at the annual meeting of
     shareholders to be held at         (To Be Determined)      , and at any
Y adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished with the proxy card, subject to any directions indicated on the other side of the proxy card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES, UNLESS THE NOMINATION IS WITHDRAWN AS DESCRIBED IN THE PROXY STATEMENT, AND IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE OTHER SIDE OF THE PROXY CARD. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF, THE PROXY COMMITTEE IS AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.

     This card also provides voting instructions for shares held in the dividend reinvestment plan and, if registrations are identical, shares held in the various employee stock purchase and savings plans as described in the proxy statement. Your vote for the election of directors may be indicated on the other side. Nominees are: C.M. Armstrong, J.M. Cook, K.T. Derr, D.W. Dorman, M.K. Eickhoff, G.M.C. Fisher, F.C. Herringer, A.B. Hostetter, Jr., S.A. Jackson, D.F. McHenry, C.H. Noski, L.A. Simpson, M.I. Sovern, S.I. Weill, and T.L. White. PLEASE SIGN ON THE OTHER SIDE OF THE CARD AND RETURN IT PROMPTLY TO AT&T CORP., c/o PROXY SERVICES, P.O. BOX 9390, BOSTON, MA 02205-9968. IF YOU DO NOT SIGN AND RETURN A PROXY CARD, VOTE BY TELEPHONE OR INTERNET, OR ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

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     COMMENTS:

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